Exhibit 4.2

中天诚国际资源投资有限公司

Midheaven Sincerity International Resources Investment Co., Ltd

NAME AND ADDRESS OF SHAREHOLDER	CERTIFICATE NUMBER	DISTINCTIVE NUMBERS		PAR VALUE PER SHARE
	***7***	FROM	TO	US$1.00
SMARTHEAT INC 701 S CARSON ST STE 200, CARSON CITY, NV 89701		1	50,000
	DATE OF ISSUE	NO. OF SHARES		CONSIDERATION PAID
	14 January 2019	***50,000***		US$50,000.00

SHARE CERTIFICATE

OF

中天诚国际资源投资有限公司

Midheaven Sincerity International Resources Investment Co., Ltd

INCORPORATED IN THE BRITISH VIRGIN ISLANDS

Authorised to issue a maximum of 50,000 Shares of a single class each with a par value of US$1.00

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE RULES AND LAWS GOVERNING THE ADMINISTRATION OF THE COMPANY

SHAREHOLDER	NO. OF SHARES	DISTINCTIVE NUMBERS		CERTIFICATE NUMBER	DATE OF ISSUE
		FROM	TO
SMARTHEAT INC	***50,000***	1	50,000	***7***	14 January 2019

GIVEN UNDER THE COMMON SEAL OF THE COMPANY ON THE DATE STATED ABOVE AND IN THE PRESENCE OF

DIRECTOR/OFFICER/AUTHORISED PERSON

NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE